CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "**Agreement**"), is made effective as of January 1, 2009, by and between IN Media Corporation, a California corporation (the "**Company**") and Numerity Corporation, a California corporation (the "**Consultant**").

1. Contract Services. Consultant hereby agrees to provide the services to the Company as set forth on **Schedule A** attached hereto (the "**Contract Services**"). In connection with such services, the Consultant agrees to exercise diligently its commercially reasonable best efforts and to commit such time as may be reasonably necessary to provide the Contract Services. Only those employees of Consultant set forth on **Schedule A** will perform the Contract Services ("**Consultant Employees**").

2. Independent Contractor Relationship. It is the intention of the parties to establish an independent contractor relationship, and not an employer/employee relationship, partnership, or joint venture. Unless otherwise specifically agreed upon in writing, the Consultant will not have any authority to act as the Company's agent for any purpose, or otherwise incur any liability or obligation in the name or on behalf of the Company. The Consultant will retain sole discretion and judgment as to the manner and means of performing its responsibilities under this Agreement. Beyond assuring that the Consultant's activities and operations are in conformity with the Company's internal policies and goals, and its contractual and other obligations to third parties, the Company will not direct or control the Consultant's activities.

3. Compensation. The Consultant's compensation for all Contract Services rendered is fixed as set forth in **Schedule B** attached hereto (the "**Compensation**"), and shall be paid in accordance with **Schedule B**.

4. Payment of Taxes, Insurance, Regulatory Matters. Neither Consultant nor the Consultant Employees will be treated as an employee of the Company for any purposes including, without limitation, tax and employee benefits purposes with respect to Contract Services. Since the Consultant is not an employee, Consultant acknowledges and agrees that the Company will not provide it nor the Consultant Employees with workers compensation or other insurance coverage, or withhold income taxes, social security taxes, disability, unemployment insurance payments or any other assessments or taxes from the compensation paid to Consultant hereunder, unless required to do so by law, notwithstanding its independent contractor status.

5. Duration. The term of this Agreement shall be in perpetuity, provided that either party may terminate this Agreement with thirty (30) days' prior written notice to the other party.

6. No Solicitation. As a material inducement to the Company entering into this Agreement the Consultant agrees not to solicit or hire, directly or indirectly, any employee or independent contractor of the Company or those of any client during the term of this Agreement, or any other periods during which the Consultant may render services to the Company, whether under the terms of this Agreement or otherwise.

7. Miscellaneous. This Agreement represents the entire agreement between the parties with respect to the subject written hereof, and supersedes all prior and contemporaneous agreements, oral and written. This Agreement shall be governed and construed in accordance with the laws of the State of California without giving effect to its conflict of laws principles.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

IN MEDIA CORPORATION

By:____________________________
Nitin Karnik, President

NUMERITY CORPORATION

By:_________________ 8/24/09
Print Name: Sai Sharma
Title: VP Business Development

Schedule A

The Consultant will provide the following Contract Services, as shall be directed from time to time by the President of the Company:

- Internet Protocol Television set top box technology development to be performed by Sai Sharma and Lawrence Mo
- Liaison services with various clients of the Company in China performed by Lawrence Mo
- Marketing services, including the production of marketing materials, to be performed by Carol Cook
- Financial and administrative services to be performed by Sulu Karnik
- Nitin Karnik will provide services as the Company's Chief Executive Officer and President

Schedule B

In consideration of the Contract Services, the Company shall pay to the Consultant Compensation of $40,000 per month for each month of this Agreement.